EXHIBIT 23.1

CONSENT OF BURR, PILGER & MAYER LLP, INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

eGain Communications Corporation

Mountain View, California

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 26, 2008, relating to the consolidated financial statements and financial statement schedule of eGain Communications Corporation which appears in eGain Communications Corporation’s Annual Report on Form 10-K for the year ended June 30, 2008.

/s/ Burr, Pilger & Mayer LLP

San Jose, California

October 1, 2008